EXHIBIT 2.2


                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


                  This FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("First Amendment") made as of the 11th day of March 1997, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, and ASPEN BANCSHARES, INC. (the "Company"), a Colorado corporation having its principal office in Aspen, Colorado

                          W I T N E S S E T H  T H A T :

                  WHEREAS, Zions Bancorp and the Company (the "Parties") entered into an Agreement and Plan of Reorganization dated as of November 19, 1996 (the "Reorganization Agreement"), pursuant to which the Parties agreed to the merger of the Company with and into Zions Bancorp (the "Merger");

                  WHEREAS, the Reorganization Agreement contemplated a transaction to be accounted for as a pooling of interests;

                  WHEREAS, Zions Bancorp has concluded that the Merger cannot be accounted for as a pooling of interests;

                  WHEREAS, the Parties have determined that they wish to pursue the Merger even if it is accounted for as a purchase;

                  WHEREAS, the Parties wish to effect technical adjustments to the definitions of the "Company Election" and the "Zions Election" as used in the Reorganization Agreement in order to prevent pricing anomalies under certain circumstances;

                  WHEREAS, the Parties wish to conform the duration of any options to purchase shares of common stock of the Company that may be issued by the Company on or after January 1, 1997 to the duration of options to purchase shares of common stock of Zions that are customarily issued by Zions under its qualified stock option plan;

                  NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth and those set forth in the Reorganization Agreement, the Parties agree to amend, and accordingly do hereby amend, the Reorganization Agreement in the manner set forth below:


                  A. The second sentence of section 1.2(a) of the Reorganization Agreement, which begins "As used in these definitions," is amended to read as follows:

                  As used in these definitions and in sections 10.2(d) and 10.2(e) of this Agreement, the terms "increase," "escalate," and "exceed"

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                  contemplate the possibility of a negative increase,
                  escalation, or excess (i.e., a decrease, deflation, or loss), and the terms "decrease," "deflate," or "less than" contemplate the possibility of a negative decrease, deflation, or loss (i.e., an increase, escalation, or excess).

                  B. Section 1.2(a)(iii) of the Reorganization Agreement, "Company Election," is amended to read as follows:

                           (iii) Company Election. The election of the Company
                  in its sole discretion, made under the circumstances described in section 10.2(d), that, notwithstanding section 1.2(a)(i), the Average Closing Price shall be the lesser of (A) the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period, or (B) a number of dollars and cents, rounded to the nearest penny, computed by escalating $93.00 by a percentage comprising the difference between (I) the number of percentage points representing the difference between the percentage by which the average Daily Sales Price over the Pricing Period exceeds $90.25 and the percentage by which the average of the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (the "KBW Index") over the Pricing Period exceeds
                  344.75 and (II) 15 percentage points.

                  C. Section 1.2(a)(ix) of the Reorganization Agreement, "Zions Election," is amended to read as follows:

                           (ix) Zions Election. The election of Zions Bancorp in
                  its sole discretion, made under the circumstances described in section 10.2(e), that, notwithstanding section 1.2(a)(i), the Average Closing Price shall be the greater of (A) the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period, or (B) a number of dollars and cents, rounded to the nearest penny, computed by deflating $83.00 by a percentage comprising the difference between (I) the number of percentage points representing the difference between the percentage by which the average Daily Sales Price over the Pricing Period is less than $90.25 and the percentage by which the average of the KBW Index over the Pricing Period is less than 344.75 and (II) 15 percentage points.

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                  D.       Section 3.3 of the Reorganization Agreement,
"Accounting Treatment," is deleted and replaced by the following place holder:

                           3.3.     [reserved.]

                  E. Section 7.4(b) of the Reorganization Agreement is amended to read as follows:

                  (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities (except for issuances of Company Common Stock upon exercise of stock options outstanding on the date of this Agreement or issued subsequent to the date of this Agreement consistently with the next parenthetical phrase of this sentence), or grant any options to acquire such additional securities (except pursuant to stock option plans in existence on the date of this Agreement and in amounts and on terms which are in every case consistent with past practice of the Company (provided that any such options that may be granted on or after January 1, 1997 shall by their terms expire not later than six years from the date of grant) and which, in any event, will not cover more than 26,000 shares of Company Common Stock);

                  F. Section 7.7 of the Reorganization Agreement, "Affiliates' Agreements," is amended to read as follows:

                           7.7. Affiliates' Agreements. The Company will furnish
                  to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of sharehold ers to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Zions Bancorp Stock to be received by such person in the Merger except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.


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                  G.       The second sentence of section 3.1(a) of Exhibit I
to the the Reorganization Agreement, which begins "As used in these definitions," is amended to read as follows:

                  As used in these definitions, the terms "increase," "escalate," and "exceed" contemplate the possibility of a negative increase, escalation, or excess (i.e., a decrease, deflation, or loss), and the terms "decrease," "deflate," or "less than" contemplate the possibility of a negative decrease, deflation, or loss (i.e., an increase, escalation, or excess).

                  H. Section 3.1(a)(iii) of Exhibit I to the Reorganization Agreement, "Company Election," is amended to read as follows:

                           (iii) Company Election. The election of the Company
                  in its sole discretion, that, notwithstanding section 3.1(a)(i), the Average Closing Price shall be the lesser of
                  (A) the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period, or (B) a number of dollars and cents, rounded to the nearest penny, computed by escalating $93.00 by a percentage comprising the difference between (I) the number of percentage points representing the difference between the percentage by which the average Daily Sales Price over the Pricing Period exceeds $90.25 and the percentage by which the average of the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (the "KBW Index") over the Pricing Period exceeds 344.75 and (II) 15 percentage points.

                  I. Section 3.1(a)(ix) of Exhibit I to the Reorganization Agreement, "Zions Election," is amended to read as follows:

                           (ix) Zions Election. The election of Zions Bancorp in
                  its sole discretion, that, notwithstanding section 3.1(a)(i), the Average Closing Price shall be the greater of (A) the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period, or (B) a number of dollars and cents, rounded to the nearest penny, computed by deflating $83.00 by a percentage comprising the differ ence between (I) the number of percentage points representing the difference between the percentage by which the average Daily Sales Price over the Pricing Period is less than $90.25 and the percentage by which the average

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                  of the KBW Index over the Pricing Period is less than 344.75 and (II) 15 percentage points.

                  J. This First Amendment may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the Parties. It shall not be necessary in making proof of this First Amendment or any counterpart hereof to produce or account for the other counterpart.

                  K. This First Amendment shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         ZIONS BANCORPORATION



Attest: /s/ Dale M. Gibbons             By: /s/ Harris H. Simmons
        ___________________                 ______________________
                                                Harris H. Simmons
                                                  President and
                                             Chief Executive Officer



                                        ASPEN BANCSHARES, INC.



Attest: /s/ Jamie L. Treadeaux          By: /s/ Thomas W. Griffiths
        ______________________              __________________________
        Jamie L. Treadeaux                  Thomas W. Griffiths
        Administrative Assistant            Vice President


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